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                                  Exhibit 10.22

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

        THIS AGREEMENT is entered into by and between National TechTeam, Inc. (the "Company"), and William F. Coyro, Jr. (the "Executive"), effective as of August 9, 2001.

        1. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on August 9, 2001 (the "Commencement Date") and ending when terminated as provided herein (the "Employment Period").

        2.      Terms of Employment.

                a)      Position and Duties.

                        (i) During the Employment Period, the Executive shall serve as Company's President and Chief Executive Officer. Executive shall report to the Chairman of the Company's Board of Directors (the "Board").

                        (ii) During the Employment Period, Executive agrees to devote his full attention and time to the business and affairs of the Company and to use the Executive's best efforts to: (A) perform such responsibilities in a professional manner,
                                (B) promote the interests of the Company and its subsidiaries, (C) discharge the executive and administrative duties, not inconsistent with his position, as may be reasonably assigned to him by the Board, and (D) serve, without additional compensation, as a director of the Company.

                        (iii) At all time, Executive agrees that he has read and will abide by, any employee handbook, policy, or practice that the Company has or adopts with respect to its employees generally, except as modified by this Agreement.

                b)      Compensation.

                        (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") in the initial amount of $275,000. The Annual Base Salary may be revised from time to time. The Annual Base Salary shall be paid in accordance with the Company's normal payroll practices for senior executives subject only to such payroll and withholding deductions as are required by law.

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                        (ii)    Annual Incentive. As of each December 31 during
                                the Employment Period, the Executive shall be eligible to receive an annual incentive bonus to be determined by the Board.

                        (iii) Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other executives of the Company in accordance with the provisions of those plans.

                        (iv) Welfare and Other Benefits Plans. During the Employment Period, the Executive and the Executive's eligible family members shall be entitled to participate in all benefit and executive perquisites under welfare, fringe and other similar benefit plans, practices, policies and programs which may be provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.

                        (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred and submitted by the Executive in accordance with the policies of the Company, including his reasonable legal costs associated with obtaining this Agreement.

                        (vi) Special Bonus. If a majority of the Company's stock is purchased or if the Company is acquired through merger or otherwise prior to September 30, 2002, Company shall pay Executive a bonus, to be paid at the time of the closing of a transaction, the amount of which is determined as follows:

                                        *
                                -----------------

        3.      Termination of Employment.

                The Executive's employment may be terminated upon the occurrence of any event set forth below.

                a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

----------------------------
* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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                        If the Company determines in good faith that the
                        Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth day after receipt of such notice by the Executive. For purposes of this Agreement, "Disability" shall mean the Executive's inability to perform his normal duties for the Company for three months or more during any twelve-month period.

                b) Cause. Until September 30, 2002, the Company may terminate the Executive's employment only for "Cause." For purposes of this Agreement, "Cause" shall mean:

                        (i) any material breach of this Agreement by the Executive, which breach is not remedied within thirty (30) days after written notice thereof, specifying the nature of such breach in reasonable detail, is given by the Board to the Executive,

                        (ii) Executive's conviction of a felony or other crime involving moral turpitude,

                        (iii) any act or omission by the Executive during the Employment Period involving willful malfeasance or gross negligence in the performance of his duties hereunder, and/or

                        (iv) Executive's failure to follow the reasonable instructions given in good faith by the Board, which failure is not remedied within thirty (30) days after written notice thereof specifying the details of such conduct is given by the Board to the Executive.

                        (v) A material breach of this Agreement by the Executive or the Executive's failure to follow the reasonable instructions given in good faith by the Board, the nature of which cannot be remedied or cured.

                        (vi) Purchase of a majority of Company's stock or acquisition of the Company through merger or otherwise.

                c) By Executive. After September 30, 2002, this Agreement may be terminated by the Executive, upon sixty (60) days prior notice to the Company. In such event, the effective date of termination shall be the date set forth in such notice.

                d) Without Cause. After September 30, 2002, this Agreement may be

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                        terminated by the Company, without Cause, upon sixty
                        (60) days prior notice to the Executive. In such event, the effective date of termination shall be the date set forth in such notice. If the Executive is terminated by the Company without cause prior to September 30, 2002, the Executive will be entitled to his pay and benefits as set forth herein through September 30, 2002.

                e) Notice of Termination. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party. A "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date.

                f) Date of Termination. "Date of Termination" or "Termination Date" means the effective date of termination determined in accordance with the provisions of this Paragraph 3.

        4.      Stock Options.

                a) The Company hereby grants to Executive a vested nonqualified stock option (the "Initial Stock Option") pursuant to the Company's 1990 Non-qualified Stock Option Plan to acquire up to 100,000 shares of the Company's common stock at an exercise price of $2.75 per. share (this price is the fair market value of the Company's Stock on the date the Executive signs this Agreement. The Initial Stock Option shall expire on August 9, 2004 ("Expiration Date") and no portion of the Initial Stock Option shall be exercisable after the Expiration Date.

                b)              *
                        -----------------

                        Should the Company be sold prior to September 30, 2002, the Additional Stock Options will not vest at any time. The Additional Stock Option shall expire on Expiration Date and no portion of the Additional Stock Option shall be exercisable after Expiration Date.

                        The Additional Stock Option shall become fully vested if Company terminates Executive's employment without Cause.

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*       * Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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        5.      Confidential Information; Noncompetition.

                a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as many otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                b) Executive agrees not to utilize his knowledge of the business of the Company or his relationships with investors, suppliers, customers, clients, or financial institutions to compete with the Company in any business the same as, or similar to, the business conducted by the Company during the term of this Agreement. Executive agrees that he will not:

                                1.      Executive agrees not to work for,
                                        consult with, provide any services to or provide any information to any firm or entity or person which competes with, or is engages in, or carries on any aspect of the Company's businesses services in competition with the Company within a two (2) year period following his termination from the Company; and
                                2.      Executive shall not directly or
                                        indirectly, assist, promote or encourage any employees or clients of the Company to terminate or discontinue their relationship with the Company for at least a one (1) year period beginning on the Date of Termination.

                c) Executive acknowledges that his services hereunder are of a special, unique, and intellectual character and his position with the Company places him in a position of confidence and trust with customers, suppliers, and employees of the Company. The Executive further acknowledges that to perform his position, he will necessarily be given access to confidential information of the Company. Executive will continue to develop personal relationships with the Company's customers, financiers, suppliers, and employees. The parties expressly agree that these provisions are reasonable, enforceable, and necessary to protect the Company's interests. In the unlikely event, however, that a court of competent jurisdiction were

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                        to determine that any portion of such provisions is
                        unenforceable, then the parties agree that the remainder of the provisions shall remain valid and enforceable to the maximum extent possible.

                d) The Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in this Paragraph 5, but that such damages from any such breach would be great, incalculable and irremediable, and that money damages would be an inadequate remedy. Accordingly, the Executive agrees that the Company may have specific performance of these provisions in any court of competent jurisdiction. The parties agree, however, that the specific performance remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief.

        6.      Successors.

                a) This Agreement is personal to the Executive and shall not be assignable by the Executive.

                b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        7. Change of Control. Company agrees to fully include Executive in its Change of Control program, wherein Executive will qualify for one year of continued compensation and benefits upon the occurrence of a Change in Control of the Company. In no event will Executive's wage compensation as a result a transaction involving the Company, exceed one year's annual salary.

        8. Previous Agreement. The parties agree that the provisions of a Consulting Agreement between them are terminated.

        9.      Miscellaneous.

                a) This Agreement shall be governed by and construed in accordance with the laws of Michigan, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                b) All notices and other communications hereunder shall be in writing and shall be deemed to be received when (i) hand delivered (with written confirmation of receipt),
                        (ii) when received by the addressee, if sent by

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                        nationally recognized overnight delivery service
                        (receipt requested) in each case to such address as a party may designate by notice to the other party.

                c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                d) This Employment Agreement may be executed through the use of separate signature pages or in any number of counterpart copies, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties.

                e) The provisions of this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and shall supersede all prior agreement, negotiations, correspondence, undertakings and communications of the parties, either oral or written, with respect to such subject matter.






        IN WITNESS WHEREOF, the Executive has executed this Agreement and, subject to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, as of the Commencement Date.



Date:
     ---------------------                --------------------------------------
                                          William F. Coyro, Jr.

                                                                  "Executive"


Date:                                     NATIONAL TECHTEAM, INC.
     ---------------------


                                          By:
                                             -----------------------------------
                                               Wallace D. Riley, Chairman of
                                               Board of Directors


                                                                  "Company"

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